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                                   EXHIBIT 11
                              INVESTORS BANK CORP.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (In thousands except per share data)

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                                                                 Year ended December 31

                                                    ------------------------------------------------
                                                      1994      1993      1992      1991      1990
                                                    --------  --------  --------  --------  --------
PRIMARY (1):
  Average shares outstanding                           3,462     3,301     3,221     3,052     3,032
  Net effect of the assumed purchase of stock
    under the stock option plan based on the
    treasury stock method using average
    market price                                         202       281       227       191        53
  Net effect of the assumed exercise of common
    stock warrants based on the treasury
    stock method using average market price               94        59                  20
                                                    --------  --------  --------  --------  --------
                                                       3,758     3,641     3,448     3,263     3,085
                                                    --------  --------  --------  --------  --------
                                                    --------  --------  --------  --------  --------


Earnings:
  Earnings before cumulative effect
    of accounting change                              $8,345    $9,900    $7,812    $5,036    $2,041
  Preferred stock dividends                              835       945       968       105
     Earnings available for common stockholders
      before cumulative effect of accounting
      change                                        --------  --------  --------  --------  --------
                                                       7,510     8,955     6,844     4,931     2.041
  Cumulative effect of accounting change                           125
  Net earnings available for common
    stockholders                                    --------  --------  --------  --------  --------
                                                      $7,510    $9,080    $6,844    $4,931    $2,041
                                                    --------  --------  --------  --------  --------
                                                    --------  --------  --------  --------  --------


Earnings per common share:
  Before cumulative effect of accounting change        $2.00     $2.46     $1.98     $1.51     $0.66
  Cumulative effect of accounting change                          0.03
                                                    --------  --------  --------  --------  --------
  Net earnings                                         $2.00     $2.49     $1.98     $1.51     $0.66
                                                    --------  --------  --------  --------  --------
                                                    --------  --------  --------  --------  --------


FULLY DILUTED (1):
  Average shares outstanding                           3,462     3,301     3,221     3,052     3,032
  Net effect of the assumed purchase of stock
    under the stock option plan based on the
    treasury stock method using ending
    market price                                         208       317       243       227        53
  Net effect of the assumed exercise of common
    stock warrants based on the treasury
    stock method using ending market price               105        94                  33
                                                    --------  --------  --------  --------  --------
                                                       3,775     3,712     3,464     3,312     3,085
                                                    --------  --------  --------  --------  --------
                                                    --------  --------  --------  --------  --------


Earnings:
  Earnings before cumulative effect
    of accounting change                              $8,345    $9,900    $7,812    $5,036    $2,041
  Preferred stock dividends                             $835       945       968       105
    Earnings available for common stockholders
     before cumulative effect of accounting
     change                                         --------  --------  --------  --------  --------
                                                       7,510     8,955     6,844     4,931     2,041
  Cumulative effect of accounting change                           125
  Net earnings available for common                 --------  --------  --------  --------  --------
     stockholders                                     $7,510    $9,080    $6,844    $4,931    $2,041
                                                    --------  --------  --------  --------  --------
                                                    --------  --------  --------  --------  --------


Earnings per common share:
  Before cumulative effect of accounting change        $1.99     $2.42     $1.98     $1.49     $0.66
  Cumulative effect of accounting change                          0.03
                                                    --------  --------  --------  --------  --------
  Net earnings                                         $1.99     $2.45     $1.98     $1.49     $0.66
                                                    --------  --------  --------  --------  --------
                                                    --------  --------  --------  --------  --------

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(1) All share data for the years 1993, 1992, 1991 and 1990 restated for effect of four-for-three common stock split effective December 31, 1993

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